Exhibit 99.1

SemiLEDs Announces Reverse Stock Split

Hsinchu, Taiwan (April 15, 2016) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced that effective at 5:00 pm, Eastern Time, on April 15, 2016 (“Effective Date”), the Company will effect a one-for-ten reverse stock split (the “Reverse Stock Split”) of its outstanding common stock. The Company’s common stock will open for trading on the NASDAQ Capital Market on April 18, 2016 on a post-split basis.

The Reverse Stock Split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market. As a result of the Reverse Stock Split, every ten shares of the Company’s common stock issued and outstanding on the Effective Date will be combined into one issued and outstanding share. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. In connection with the Reverse Stock Split, there will be no change in the par value per share of $0.0000056. The Reverse Stock Split will not reduce the number of authorized shares of common stock.

Trading of the Company’s common stock on the NASDAQ Capital Market will continue, on a split-adjusted basis, with the opening of the markets on Monday, April 18, 2016, under the existing trading symbol “LEDS” and under a new CUSIP number 816645204. The reverse stock split reduces the number of shares of the Company’s common stock outstanding from approximately 29.1 million pre-reverse split shares to approximately 2.9 million post-reverse split shares.

The Company has retained its transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), to act as its exchange agent for the Reverse Stock Split. AST will provide shareholders of record as of the Effective Date instructions for the exchange of their holdings. Shareholders owning shares via a broker or other nominee will have their positions adjusted to reflect the Reverse Stock Split, without being required to take any action in connection with the reverse stock split.

The Reverse Stock Split was approved by the Company’s Board of Directors on January 7, 2016 and by the Company’s shareholders on April 12, 2016. The final ratio of the Reverse Stock Split was approved by the Company’s board of directors on April 12, 2016, and did not require the separate approval of the Company’s shareholders as it was within the range previously approved.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, the expected timing of trading on a post-split basis. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee

Chief Financial Officer

SemiLEDs Corporation

+886-37-586788

investor@semileds.com

Source: SemiLEDs Corporation